EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of VIP Play, Inc., a Nevada corporation (the “Company”), does hereby certify, to the best of his knowledge, that:

(1)	The Quarterly Report on Form 10-Q for the quarter ending September 30, 2025 (the “Report”) of the Company complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2025	By:	/s/ Les Ottolenghi
Les Ottolenghi
Chief Executive Officer
(Principal Executive Officer)